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                                                                    EXHIBIT 10.2


                            FIRST AMENDMENT TO LEASE


         By this Amendment to Lease dated as of this   1st   day of     July
, 1996, NWBC Associates Limited Partnership, a Minnesota limited partnership ("Landlord") and Ciprico, Inc., a Delaware corporation ("Tenant") state, confirm and agree as follows:

I.       Recitals

         1.1 Landlord is successor in interest to The Prudential Insurance Company of America.

         1.2 By agreement dated December 3, 1991, Landlord leased to Tenant approximately 30,982 square feet of Rentable Area in 2800 Campus Drive Building (the "Lease"), such space being designated Suites 60, 70, 80, 90, 100, 110 and 120 (the "Premises").

         1.3 Tenant has expressed an interest in extending the term of the lease and leasing an additional 5460 square feet of Rentable Area and Landlord is willing to lease the Additional Space on the terms and conditions set forth below.

II.      Agreement

         2.1 The terms of the Lease is hereby extended for five (5) years commencing November 1, 1997 and expiring October 31, 2002.

         2.2 Effective February 1, 1998, the Premises shall be increased by that 5460 square feet shown crosshatched on the attached Exhibit A. Tenant shall be granted access to this additional space no less than 120 days prior to 2/1/98, for purposes of inspecting the space to plan Tenant's improvements. Tenant acknowledges that, at that time, Kiland Distributing will still be in occupancy of the space and Tenant agrees to abide by any restrictions in Landlord's standard lease which require Landlord to provide Kiland with Quiet Enjoyment of their leased premises, subject to Landlord's right to exhibit the premises.

         2.3 Effective February 1, 1998, Tenant's percentage of occupancy for determination of Tenant's pro rata share of Operating Expenses and Real Estate Taxes shall be increased to fifty six and 39/100 percent (56.39%).

         2.4 The Base Rent schedule, payable in equal monthly installments is advance in accordance with section 2 of the Lease, shall be as follows:
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
         PERIOD                    BASE RENT PER SQUARE FOOT                 MONTHLY BASE RENT
         11/01/97 - 12/31/97              $7.00                                $18,073.00
         01/01/98 - 01/31/98               8.87                                 22,901.00
         02/01/98 - 07/31/00               8.87 (based on 36,442 sq. ft.)       26,936.71
         08/01/00 - 10/31/02               9.76                                 29,630.38

         2.5 LEASEHOLD ALLOWANCE: Tenant is leasing the Additional Space in "as-is" condition except that Landlord will provide to Tenant an allowance to improve the space in the amount of $100,024.00, said amount to be paid to Tenant no later than February 1, 1998. Any costs of work in excess of that amount shall be paid for by Tenant. For purposes of this Agreement, "Costs of Work" shall mean and include any and all costs and expenses of the Work, including but not limited to the cost of Working Drawings and of all labor (including overtime) and materials constituting the work.

         2.6 Article I, II, III, IV, V, VI, VIII, XIV, and XVIII of the Exhibit F, Rider shall be eliminated from the Lease.

         2.7 Except as may otherwise be specifically provided, the Premises and the Additional Space shall be leased to Tenant on the terms and conditions set forth in the Lease. In the event of any inconsistency between the terms of the Lease and this Amendment, the terms of this amendment shall prevail.

         2.8 All defined terms in the Lease shall apply to the terms and conditions of the Amendment to Lease as of the date first above written.


LANDLORD:                                        TENANT:
NWBC Associates  Limited Partnership             Ciprico, Inc.
a Minnesota Limited  Partnership                 a Delaware corporation



By:      NWBC Associates, Inc.                   By:       /s/ Cory J. Miller
Its:     General Partner                                   ---------------------

By:      /s/ Stewart R. Stender                  Its:      V.P. of  Finance/CFO
         ------------------------                          ---------------------
         Stewart R. Stender President